Exhibit 99.1

Board of Directors Authorizes Stock Repurchase Program

EXTON, Pa.—February 21, 2008—Innovative Solutions & Support, Inc. (NASDAQ:ISSC - News) (the “Company”) today announced that the Board of Directors had approved a stock repurchase program pursuant to which the Company may repurchase up to 1,000,000 shares of its common stock.  The program will remain in effect until February 21, 2009, unless extended by the Board of Directors.

Ray Wilson, Chief Executive Officer of Innovative Solutions & Support, said, “The Board’s repurchase authorization demonstrates our commitment to improve shareholder value.  Given the Company’s strong financial position, our Board has encouraged us to opportunistically use this repurchase authorization so long as our stock remains at a level they believe is significantly below our intrinsic value.”

Under the repurchase program, the Company may purchase shares of its common stock.  The timing and amount of repurchase transactions under this program will depend on market conditions and corporate and regulatory considerations, and the program may be discontinued or suspended at any time.  The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flight information computers, electronic displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation (RVSM), airspeed and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Investor Contact:

John Long, Chief Financial Officer

610-646-0350

jlong@innovative-ss.com

Press Contact:

Theresa Murray

610-642-8253 x164

Theresa@GregoryFCA.com